Exhibit 10.4

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

SURF AIR GLOBAL LIMTIED

SIMPLE AGREEMENT FOR FUTURE EQUITY (SAFE)

Issue Price	Investment Date
US$[____]	[____], 2022

THIS SIMPLE AGREEMENT FOR FUTURE EQUITY (this “SAFE”) is issued by Surf Air Global Limited, a BVI business company organized under the laws of the British Virgin Islands (the “Company”), to [●] (“Investor”) in exchange for Investor’s payment of the issue price set forth above (the “Issue Price”).

1. Definitions. Capitalized terms not otherwise defined in this SAFE will have the meanings set forth in this Section 1.

1.1 “Articles and Memorandum of Association” means the Articles and Memorandum of Association of the Company, as the same may be amended and restated from time to time.

1.2 “Capital Shares” means the shares of capital stock of the Company, including, without limitation, the Ordinary Shares and Preferred Shares.

1.3 “Change of Control” means (a) a transaction or series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Company’s board of directors; (b) any reorganization, merger, amalgamation or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity; or (c) a sale, lease or other disposition of all or substantially all of the assets of the Company.

1.4 “Common Shares” means shares of common stock of the Successor Company, which shares are listed on a national stock exchange following the Effective Time.

1.5 “Effective Time” means the closing of the Exchange Event or Qualified Financing, as applicable; provided that, in the case of a Change of Control, the Effective Time shall be deemed to occur immediately prior to the consummation of the Change of Control.

1.6 “Exchange Event” means any of the following events: (i) the closing of the Company’s first firm commitment underwritten initial public offering of Ordinary Shares pursuant to a registration statement filed under the Securities Act (an “IPO”), (ii) the Company’s initial listing of its Ordinary Shares on a national stock exchange by means of a registration statement on Form S-1 (or any applicable successor form) filed by the Company with the Securities and Exchange Commission that registers Ordinary Shares for resale (a “Direct Listing”); provided that for the avoidance of doubt, a Direct Listing shall not include an IPO, (iii) a business combination transaction or series of such related transactions (including transactions with affiliates of the Company) with a special purpose acquisition company (a “SPAC Transaction”) which result in the Ordinary Shares (or any equity securities issuable upon exchange of such Ordinary Shares) being listed on a national stock exchange, (iv) a Change of Control, or (v) the Outside Date, if neither a Qualified Financing nor any of the events described in subclauses (i)-(iv) above has closed on or prior to such date.

1.7 “Exchange Shares” means (a) in the case of a SPAC Transaction, Common Shares, (b) in the case of an IPO, Direct Listing or Change of Control, Ordinary Shares, (c) in the case of a Qualified Financing, the same type and series of equity securities of the Company issued to other investors in such Qualified Financing or, at the Company’s election, shares of SAFE Preferred, and (d) in the case of subclause (v) of the definition of “Exchange Event”, the same type and series of equity security issued to other investors in the Last Equity Financing.

1.8 “Exchange Value” means (a) in the case of a SPAC Transaction, $6.50 per Common Share, (b) in the case of an IPO or Direct Listing, 65% multipled by the offering price per Ordinary Share or the opening trading price per Ordinary Share on the first trading day of Common Stock on a national securities exchange, respectively, or (b) 80% multiplied by (i) in the case of a Change of Control, the value of consideration per share payable to holders of Ordinary Shares in connection therewith, (ii) in the case of a Qualified Financing, the price per equity security issued in such Qualified Financing, or (iii) in the case of subclause (v) of the definition of “Exchange Event”, the price per equity security issued in the Last Equity Financing.

1.9 “Last Equity Financing” means, in the case of subclause (v) of the definition of “Exchange Event”, the latest priced equity financing round of the Company which closed prior to the Outside Date.

1.10 “Outside Date” means the earlier of (a) [____], 2024 (the twenty-four (24) month anniversary of the Investment Date), and (b) the date on which insolvency, receivership, reorganization or bankruptcy proceedings are commenced by or against the Company, and such proceedings are not dismissed within sixty (60) days.

1.11 “Ordinary Shares” means the ordinary shares of the Company authorized for issuance pursuant to the Articles and Memorandum of Association.

1.12 “Preferred Shares” means the preferred shares of the Company authorized for issuance pursuant to the Articles and Memorandum of Association.

1.13 “Qualified Financing” means the closing of the Company’s first transaction or series of related transactions following the Investment Date in which the Company sells shares of equity securities to one or more third party investors for primarily capital raising purposes and raises aggregate gross proceeds of at least $50 million, but excluding an Exchange Event.

1.14 “SAFEs” mean any simple agreements for future equity (or other similar agreements) which are issued by the Company for bona fide financing purposes and which may convert into Capital Shares in accordance with its terms.

1.15 “SAFE Preferred” means a class of Preferred Shares with substantially the same rights, preferences and privileges as the class of Preferred Shares issued in the Qualified Financing or Last Equity Financing, as applicable, except that the per share liquidation preference of the SAFE Preferred will equal the Exchange Value, with corresponding adjustments to any price-based antidilution and/or dividend rights provisions.

1.16 “Securities Act” means the Securities Act of 1933, as amended.

1.17 “Standard Preferred” means the class of Preferred Shares issued to the purchasers investing new money in the Company in connection with the initial closing of the Qualified Financing or the Last Equity Financing, as applicable.

1.18 “Successor Company” means a company whose securities are publicly listed on a national stock exchange following the Effective Time, with which the Company merges, consolidates, amalgamates or combines in a SPAC Transaction.

2. Exchange.

2.1 Exchange Shares. At the Effective Time, Investor shall be entitled to receive a number of Exchange Shares from the Company equal to (a) the Issue Price divided by (b) the Exchange Value. The issuance of Exchange Shares in a Qualified Financing or pursuant to subclause (v) of the definition of “Exchange Event” will be on, and subject to, the same terms and conditions applicable to the Preferred Shares issued in such Qualified Financing or the Last Equity Financing, as applicable (except that, in the event such Preferred Shares have a liquidation preference, the Company may, at its election, issue shares of SAFE Preferred to Investor in lieu of Standard Preferred).

2.2 Mechanics of Exchange.

(a) Exchange Documents. Investor acknowledges that the exchange of this SAFE into Exchange Shares pursuant to Section 2.1 may require Investor’s execution of certain agreements and other documents relating to the purchase and sale of the Exchange Shares (collectively, the “Exchange Documents”), and Investor agrees to execute all of the Exchange Documents in connection with an Exchange Event. In the event of an exchange in a Qualified Financing or pursuant to subclause (v) of the definition of “Exchange Event”, such Exchange Documents shall be the same documents to be entered into with the purchasers of Standard Preferred, with appropriate variations for the SAFE Preferred, if applicable. At least five (5) days prior to the closing of a Qualified Financing, the Company will notify Investor in writing of the terms of the Preferred Shares that are expected to be issued in such financing.

(b) Certificates. As promptly as practicable after the Effective Time, the Company (at its expense) will issue and deliver a certificate or certificates evidencing the Exchange Shares (if certificated) to Investor, or if the Exchange Shares are not certificated, will deliver a true and correct copy of the Company’s share register reflecting the Exchange Shares held by Investor. The Company will not be required to issue or deliver the Exchange Shares until Investor has surrendered this SAFE to the Company (or provided an instrument of cancellation or affidavit of loss). The exchange of this SAFE pursuant to Section 2.1 may be made contingent upon the closing of the applicable Exchange Event.

3. No Rights as a Stockholder. Investor is not entitled by virtue of holding this SAFE to be deemed a holder of Capital Shares for any purpose, nor will anything contained in this SAFE be construed to confer on Investor, as such, any of the rights of a member of the Company or any right to vote for the election of directors or upon any matter submitted to members at any meeting thereof, or to give or withhold consent to any company action or to receive notice of meetings, or to receive subscription rights or otherwise until Exchange Shares have been issued upon the terms described in this SAFE.

4. Representations and Warranties of the Company. In connection with the transactions contemplated by this SAFE, the Company hereby represents and warrants to Investor as follows:

4.1 Due Organization; Qualification and Good Standing. The Company is a business company duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite company power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

4.2 Authorization and Enforceability. Except for the authorization and issuance of the Exchange Shares, all company action has been taken on the part of the Company and its officers, directors and members necessary for the authorization, execution and delivery of this SAFE. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all company action required to make all of the obligations of the Company reflected in the provisions of this SAFE valid and enforceable in accordance with its terms.

5. Representations and Warranties of Investor. In connection with the transactions contemplated by this SAFE, Investor hereby represents and warrants to the Company as follows:

5.1 Authorization. Investor has full power and authority (and, if an individual, the capacity) to enter into this SAFE and to perform all obligations required to be performed by it hereunder. This SAFE, when executed and delivered by Investor, will constitute Investor’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.2 Purchase Entirely for Own Account. Investor acknowledges that this SAFE is made with Investor in reliance upon Investor’s representation to the Company, which Investor hereby confirms by executing this SAFE, that this SAFE, the Exchange Shares, and any Ordinary Shares issuable upon exchange of the Exchange Shares (collectively, the “Securities”) will be acquired for investment for Investor’s own account, not as a nominee or agent (unless otherwise specified on Investor’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this SAFE, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities. If other than an individual, Investor also represents it has not been organized solely for the purpose of acquiring the Securities.

5.3 Disclosure of Information; Non-Reliance. Investor acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. Investor confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, Investor is not relying on the advice or recommendations of the Company and has made its own independent decision that the investment in the Securities is suitable and appropriate for Investor. Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

5.4 Investment Experience. Investor is an experienced investor in securities of companies of comparable development stage as the Company and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

5.5 Accredited Investor. Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Investor agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

5.6 Restricted Securities. Investor understands that the Securities have not been, and will not be, registered under the Securities Act or state securities laws, by reason of specific exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor’s representations as expressed herein. Investor understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, Investor must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of Investor’s control, and which the Company is under no obligation, and may not be able, to satisfy.

5.7 No Public Market. Investor understands that no public market now exists for the Securities and that the Company has made no assurances that a public market will ever exist for the Securities.

5.8 Residence. If Investor is an individual, then Investor resides in the state or province identified in the address shown on Investor’s signature page hereto. If Investor is a partnership, corporation, limited liability company or other entity, then Investor’s principal place of business is located in the state or province identified in the address shown on Investor’s signature page hereto.

5.9 Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, exchange, redemption, sale, or transfer of the Securities. Investor’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Investor’s jurisdiction. Investor acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.

6. Miscellaneous.

6.1 Successors and Assigns. Neither party may assign this SAFE to any person without the prior consent of the other party; provided that, in the event of a SPAC Transaction, this SAFE shall be automatically assigned to the Successor Company without any further action by the parties, and the parties agree that the terms of this Agreement shall be construed to give effect to such assignment, including, without limitation, that the term “Company” shall be construed as “Successor Company”. This SAFE shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this SAFE; provided that, for the avoidance of doubt, it is expressly agreed that the Successor Company shall be a third-party beneficiary of Section 5 hereof.

6.2 Governing Law. This SAFE will be governed by the laws of the State of Delaware (without regard to its conflict of laws principles) and the courts of the State of Delaware shall have exclusive jurisdiction.

6.3 Counterparts. This SAFE may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF) or other electronic signature, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this SAFE are included for convenience only and are not to be considered in construing or interpreting this SAFE.

6.5 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 6.5).

6.6 No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection with the transactions contemplated by this SAFE. Investor agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this SAFE (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold Investor harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this SAFE (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.7 Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this SAFE.

6.8 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this SAFE, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.9 Entire Agreement; Amendments and Waivers. This SAFE constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. Any term of this SAFE may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and Investor. Any waiver or amendment effected in accordance with this Section 6.9 will be binding upon each future holder of this SAFE and the Company.

6.10 Severability. If one or more provisions of this SAFE are held to be unenforceable under applicable law, such provisions will be excluded from this SAFE and the balance of the SAFE will be interpreted as if such provisions were so excluded and this SAFE will be enforceable in accordance with its terms.

6.11 Transfer Restrictions.

(a) Limitations on Disposition. Without in any way limiting the representations and warranties set forth in this SAFE, Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to make the representations and warranties set out in Section 5 and:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement; or

(ii) Investor has (A) notified the Company of the proposed disposition; (B) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (C) if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act.

Investor agrees not to make any disposition of any of the Securities to the Company’s competitors, as determined in good faith by the Company.

(b) Legends. Investor understands and acknowledges that the Securities may bear the following legend:

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

6.12 Each of the Company and the Investor agree to treat this SAFE as a forward contract for U.S. federal, state and local income tax purposes, and will not take any position on any tax return, report, statement or other tax document that is inconsistent with such treatment, unless otherwise required by a change in law occurring after the Investment Date, a closing agreement with an applicable tax authority or a final non-appealable judgment of a court of competent jurisdiction.

6.13 Acknowledgment. For the avoidance of doubt, it is acknowledged that Investor will be entitled to the benefit of all adjustments in the number of Capital Shares as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Capital Shares underlying the Exchange Shares that occur prior to the exchange of this SAFE.

6.14 Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this SAFE and any agreements executed in connection herewith.

6.15 Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this SAFE.

6.16 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SAFE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[signature pageS follow]

SURF AIR GLOBAL LIMITED

By:
Sudhin Shahani
Executive Chairman & CEO

Address:	12111 S. Crenshaw Blvd.
Hawthorne, CA 90250

Email Address:	sudhin@surfair.com

with a copy to:	legalnotices@surfair.com

Agreed to and accepted:

If an individual:

[___]

Address:

Email Address:

Email Address:
If an entity:

[___]

By:
Name:
Title:

Address:

Email Address: